May 29, 1998



Board of Directors
Commercial Federal Corporation
2120 South 72nd Street
Omaha, Nebraska 68101

      Re:Commercial Federal Corporation
         Perpetual Midwest Financial, Inc. 1993 Stock Option
         and Incentive Plan
         ---------------------------------------------------
         Post-Effective Amendment No.1 on Form S-8
         to the Company's Registration Statement on Form S-4

Dear Board Members:

      We have acted as special counsel to Commercial Federal Corporation, a Nebraska corporation (the "Company"), in connection with the preparation of Post-Effective Amendment No.1 on Form S-8 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 47,339 shares of common stock (the "Common Stock"), par value $.01 per share, of the Company which may be issued pursuant to the exercise of stock options granted under the Perpetual Midwest Financial, Inc. 1993 Stock Option and Incentive Plan (the "Plan"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to issuance of the Common Stock pursuant to the Plan.

      We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of stock options granted under the Plan will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                           Very truly yours,

                           Housley Kantarian & Bronstein, P.C.


                           By:/s/ J. Mark Poerio
                              --------------------------------
                              J. Mark Poerio, Esquire